EXHIBIT 14.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this initial registration statement on Form N-14 ("Registration Statement") of the following:

     1. Our report dated June 17, 2003, relating to the financial statements and financial highlights of RBC Funds, Inc., which appears in the April 30, 2003 Annual Report to Shareholders of RBC Funds, Inc. (incorporated by reference into the Registration Statement) and which was incorporated by reference in Post-Effective Amendment No. 27 to the registration statement on Form N-1A filed on June 27, 2003 (also incorporated by reference into the Registration Statement).

     2. Our report dated August 22, 2003, relating to the financial statements and financial highlights of D.L. Babson Bond Trust, which appears in the June 30, 2003 Annual Report to Shareholders of D.L. Babson Bond Trust (incorporated by reference into the registration statement) and which was incorporated by reference in Post-Effective Amendment No. 108 to the registration statement on Form N-1A filed on November 7, 2003 (also incorporated by reference into the Registration Statement).

We also consent to the references to us under the headings "Financial Highlights," "Proposal 3: To Ratify the Selection of Independent Auditors" and "Independent Auditors" in the Proxy Statement/Prospectus and under the heading "Representations and Warranties" in Exhibit A to the Proxy Statement/Prospectus.



PricewaterhouseCoopers LLP


Minneapolis, Minnesota
December 16, 2003